UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 29, 2020

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	GRMC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On July 29, 2020, Goldrich Mining Company (“Goldrich” or the “Company”) announced it has commissioned Global Resources Engineering (“GRE”) of Denver, Colorado to complete a mining plan and Initial Assessment for the Company’s Chandalar Mine.

According to the new amendments adopted by the SEC to modernize the property disclosure requirements for mining registrants, the preparation of the Initial Assessment will allow Goldrich to disclose inferred, indicated and measured resources.

Subject to the findings of the Initial Assessment, Goldrich will decide if a Preliminary Feasibility Study should also be prepared for the Chandalar Mine. A Preliminary Feasibility Study would allow Goldrich to disclose any reserves of the Chandalar Mine.

Item 9.01Financial Statements and Exhibits.

       (d)Exhibits

Exhibit No.Description

99.1News Release, July 29, 2020

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: July 29, 2020	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer